Exhibit 5.1

August 11, 2020

FS Development Corp.

600 Montgomery Street, Suite 4500

San Francisco, California 94111

Ladies and Gentlemen:

We have acted as New York counsel to FS Development Corp., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-1 (File No. 333-240098) (the “Rule 462(b) Registration Statement”) relating to the registration under the Securities Act of the offer and sale by the Company of 575,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), including up to 75,000 shares of Common Stock which may be purchased from the Company upon the exercise of the over-allotment option to purchase additional shares as set forth in the Underwriting Agreement (as defined below). The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-240098) (the “Registration Statement”), initially filed by the Company on July 24, 2020 and declared effective by the Commission on August 11, 2020.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto or the 462(b) Registration Statement, other than as expressly stated herein with respect to the issuance of the shares of Common Stock.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	the Registration Statement and the 462(b) Registration Statement;

(b)	the form of underwriting agreement to be entered into between the Company and the representative on behalf of each of the several underwriters named in Schedule A thereto, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

(c)	the specimen Common Stock certificate, filed as Exhibit 4.1 to the Registration Statement;

August 11, 2020

(d)	a copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on June 25, 2020, filed as Exhibit 3.1 to the Registration Statement;
(e)	a copy of the Certificate of Amendment to the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on June 29, 2020, filed as Exhibit 3.2 to the Registration Statement;
(f)	the Amended and Restated Certificate of Incorporation of the Company to be in effect immediately prior to the consummation of the offering of the shares of Common Stock, a form of which is filed as Exhibit 3.3 to the Registration Statement (the “Amended Certificate of Incorporation”);
(g)	a copy of the Bylaws of the Company as in effect on August 11, 2020, filed as Exhibit 3.4 to the Registration Statement;
(h)	copies of Resolutions of the Board of Directors of the Company adopted on June 30, 2020 and July 24, 2020; and
(i)	a copy of a certificate of the Secretary of State of the State of Delaware, dated the date hereof, certifying the existence and good standing of the Company under the laws of the State of Delaware.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed. In addition, in rendering the opinions expressed below, we have assumed that the Registration Statement has been declared effective by the Commission and such effectiveness shall not have been terminated or rescinded.

Based upon the foregoing assumptions and assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that:

1.	When the 462(b) Registration Statement becomes effective under the Securities Act, the Amended Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and the shares of Common Stock have been delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, the shares of Common Stock will be validly issued, fully paid and nonassessable.

The opinion expressed above is limited to questions arising under the law of the State of New York and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

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August 11, 2020

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the shares of Common Stock pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the shares of Common Stock appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

 /s/ White & Case LLP

JR:CD:RB:DN:KW:JL

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